                                                                    EXHIBIT 10.3


             REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE
                            OF PARTNERSHIP INTERESTS

         THIS REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE OF PARTNERSHIP INTERESTS dated October 15, 2004 ("REINSTATEMENT AND AMENDMENT") is entered into by and among EAST LAS OLAS INVESTORS II, a Florida general partnership ("ELOI"), WLD REALTY, LTD., a Florida limited partnership ("WLD"), and HALMOS HOLDINGS, INC., a Florida corporation ("HALMOS") (ELOI, WLD and Halmos are sometimes individually referred to herein as a "SELLER" and collectively as the "SELLERS"), ELO ASSOCIATES II, LTD., a Florida Limited Partnership (the "PARTNERSHIP") and KOGER ACQUISITION, LLC, a Florida limited liability company, and its successors and assigns as permitted hereunder ("PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, the parties previously entered into that certain Agreement of Sale of Partnership Interests made as of the 30th day of September, 2004 ("AGREEMENT," all capitalized terms used but not otherwise defined in this Reinstatement and Amendment will have the meaning set forth in the Agreement);

         WHEREAS, pursuant to Section 8.4 of the Agreement, Seller timely terminated the Agreement; and

         WHEREAS, the parties are mutually desirous of reinstating and modifying the Agreement in accordance with the terms set forth in this Reinstatement and Amendment.

         NOW THEREFORE, for and in consideration of the premises and for Ten ($10.00) Dollars and other good and valuable considerations to each in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  1. RECITALS. The recitals are true and correct and are incorporated herein by reference. In the event of any conflict between the terms of the Agreement and the terms of this Reinstatement and Amendment, the terms of this Reinstatement and Amendment shall control.

                  2. REINSTATEMENT. The Agreement is hereby reinstated and shall be in full force and effect, as amended hereby.

                  3. PURCHASE PRICE. Section 2.1 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  "The purchase price for the Partnership Interest will be the sum of ONE HUNDRED TWENTY NINE MILLION TWO HUNDRED THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($129,235,000.00) and (i) LESS the Existing Loan Balance if the Buyer elects to maintain the Existing Loan or (ii) PLUS the amount of the Prepayment Costs, if the Buyer does not elect to maintain the Existing Loan (the "PURCHASE PRICE"), subject to the prorations and adjustments for which provision is made elsewhere in this Agreement."



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                  4. SCHEDULED MATTERS. Notwithstanding anything in the
Agreement to the contrary, (i) the Maximum Liability shall not be limited to the amount of damages that Buyer may recover from Seller pursuant to Sellers indemnification obligation with respect to the ADA Litigation and (ii) Seller indemnification obligation with respect to the ADA Litigation shall not be subject to the limitation contained in the last sentence of Section 5.4.2 of the Agreement. For lack of doubt, payments by the Sellers of their indemnification obligation with respect to the ADA Litigation shall not be (i) included in calculating whether Sellers have paid the Maximum Liability, (ii) limited by the Maximum Liability limitation, (iii) limited by the requirement that indemnifiable damages must first exceed $50,000 prior to Sellers becoming liable for such indemnification obligation and (iv) included in calculating whether Sellers indemnification obligations under the Agreement have exceeded the $50,000 amount provided for in the last sentence of Section 5.4.2.

                  5. LIABILITY. Notwithstanding anything in the Agreement to the contrary, Sellers shall not be liable to Buyer for a breach of a representation or warranty set forth in Section 5.2.18 unless and until one of the Sellers or in the case of ELOI one of its constituent entities (i) is Bankrupt and (ii) the bankruptcy court administering such entity's bankruptcy case orders a substantive consolidation of the assets and liability of the Partnership with those of the Bankrupt entity. For the purposes of this Section 5, "Bankrupt" shall mean, with respect to any Seller or constituent entity of ELOI, if such entity shall place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

                  6. SECTION 5.4.3. Subsection (ii) of the first sentence of
Section 5.4.3 is deleted in its entirety and the following is inserted in lieu thereof:

                  "(ii) the Survival Period shall not apply to a breach by such Seller for any of its representations or warranties contained in SECTIONS 5.1, 5.2.13, 5.2.14, 5.2.16, 5.2.17 OR 5.2.18 hereof and"...

                  7. CRACKED PANELS. Sellers will replace at their sole cost and expense the cracked coquina panels described in the summary prepared by Marmol Export (a copy of which is attached hereto as EXHIBIT "A") and Sellers shall have no obligation to replace any other coquina panels. The cost of replacing such panels will not be included in calculating whether (i) Sellers have reached the Maximum Liability with respect to their indemnification obligation under the Agreement or (ii) Sellers indemnification obligations under the Agreement have exceeded the $50,000 amount provided for in the last sentence of section 5.4.2. Such replacement will be accomplished on or before January 1, 2005 and will be completed to the reasonable satisfaction of Purchaser.

                  8. SEPARATENESS REPRESENTATION. The following is added as a new Section 5.2.18:

At all times prior to the Closing, the Partnership:

                  (a) has not owned any asset other than (i) the Property, and
(ii) incidental personal property necessary for the operation of the Property;

                  (b) has not engaged in any business other than the construction, development, ownership, management and operation of the Property;



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                  (c) has not entered into any contract or agreement with any partner or affiliate of Partnership or any affiliate of any such partner of Partnership, except upon terms and conditions that are intrinsically fair and reasonably similar to those that would be available on an arms-length basis with third parties other than an affiliate;

                  (d) has not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the secured indebtedness (all of which has been satisfied in full except the Existing Loan), and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Property;

                  (e) has not made any loans or advances to any third party (including any general partner or affiliate of Partnership) ;

                  (f) has been solvent and is able to pay its debts from its assets as the same shall become due;

                  (g) has done or caused to be done all things necessary to preserve its existence and partnership formalities;

                  (h) has conducted and operated its business in substantially the same manner as presently conducted and operated;

                  (i) has maintained books and records and bank accounts separate from those of its affiliates, including its partners;

                  (j) has at all times held itself out to the public as, a legal entity separate and distinct from any other entity (including any partner or affiliate);

                  (k) has filed its own tax returns;

                  (l) has maintained adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (m) has not sought the dissolution or winding up, in whole or in part, of Partnership;

                  (n) except for the merger of ELOA with and into Partnership, has not entered into any transaction of merger or consolidation, or acquired by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

                  (o) has not commingled the funds and other assets of Partnership with those of any partner or affiliate, or any other person;

                  (p) has maintained its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;


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                  (q) has, and any partner of Partnership has, at all times
since its formation, observed all legal and customary formalities regarding its formation and will continue to observe all legal and customary formalities; and

                  (r) has not held itself out to be responsible for the debts or obligations of any other person.

                  9. INSPECTION PERIOD. The Buyer acknowledges and agrees that the Inspection Period has expired and that the First Deposit and Second Deposit are non-refundable except as otherwise specifically provided under the Agreement.

                  10. MANAGEMENT AGREEMENT.

                  (a) Subsection (e) of Section 9.1 is deleted in its entirety and "Intentionally left blank" is inserted in lieu thereof.

                  (b) Subsection (k) of Section 9.2 is deleted in its entirety and "Intentionally left blank" is inserted in lieu threof.

                  (c) The word "and" is deleted in subsection (t) of Section
10.3 and the period at the end of subsection (u) of Section 10.3 is deleted and replaced with "; and".

                  (d) The following is added as a new subsection (v) of Section 10.3:

                           "(v) deliver a Management and Leasing Agreement executed by Stiles Corporation substantially in the form attached hereto as FORM 14."

                  (e) The word "and" is deleted in subsection (c) of Section
10.4 and the period at the end of subsection (d) of Section 10.4 is deleted and replaced with "; and".

                  (f) The following is added as a new subsection (e) of Section 10.4:

                           "(e) deliver a Management and Leasing Agreement executed by Partnership and CRTP OP LP substantially in the form attached hereto as FORM 14."

                  11. CLOSING DATE AND CLOSING EXTENSIONS.

                  (a) CLOSING DATE. Section 10.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "Unless extended pursuant to the provisions of this Agreement, the Closing will take place commencing at 9:00 A.M. at the office of Berger Singerman, P.A., 350 East Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida 33301, or such other place as mutually agreed, on the thirty-third
(33rd) day following the date of this Reinstatement and Amendment. In the event that the applicable date falls upon a Saturday, Sunday or other legal holiday, the Closing will occur on the next succeeding Business Day."

                  (b) CLOSING EXTENSION. Purchaser will have the right to extend the Closing Date for up to two (2) consecutive fifteen (15) day periods by delivering an additional deposit in the amount of $4,000,000 to the Escrow Agent for each such period (such additional deposit(s) will be added to, and included as part of, the "Deposit" for all purposes under the Agreement). In the event


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Purchaser exercises its first right to extend the Closing Date as aforementioned, the First Deposit and Second Deposit ($5,000,000) will be released to Seller. At such time, the First Deposit and Second Deposit will be non-refundable except as specifically provided under the Agreement. In any event, the First Deposit and Second Deposit and any additional Deposit posted under this Section 10(b) will be a credit against the Purchase Price at Closing.

                  12. RATIFICATION. All terms and conditions of the Agreement not hereby amended or modified shall remain in full force and effect and binding on the parties.

                  13. COUNTERPARTS. This Reinstatement and Amendment may be executed by facsimile and/or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURES ON NEXT PAGE]




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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date(s) hereinafter set forth.

WITNESSED BY:                   PARTNERSHIP:

                                ELO ASSOCIATES II, LTD., a Florida
                                limited partnership

                                By:  EAST LAS OLAS INVESTORS II, a
                                     Florida general partner

                                By:  SEOLA II, Ltd., a Florida limited
                                      partnership, its general partner

/s/ J. SCOTT MACHARIN           By:  SEOLA II, Inc., a Florida corporation,
---------------------------          its general partner
Name:J. Scott Macharin

                                By: /s/ Rocco Ferrera
                                   ----------------------------------------
                                Name:  Rocco Ferrera
/s/ MICHAEL S. FRIEDMAN         Title: Vice President
---------------------------
Name: Michael S. Friedman
                                       Date: October 15, 2004


                                SELLERS:

                                WLD REALTY, LTD., a Florida limited
                                partnership





/s/ JANE GLATZ                  By:  DL Trust, General Partner
---------------------------
Name: Jane Glatz                By: /s/ David W. Horvitz
                                   ----------------------------------------
                                Name:  David W.Horvitz
---------------------------     Title: Trustee

---------------------------            Date: October 14, 2004
Name:
                                HALMOS HOLDINGS, INC., a Florida
                                corporation


/s/ PAULA NEWMAN                By: /s/ Steven Holmes
---------------------------     --------------------------------------------
Name: Paula Newman               Name:  Steven Homes
                                 Title: President

                                       Date: October 14, 2004

/s/ JUDY SHERMAN
---------------------------
Name: Judy Sherman

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                                   EAST LAS OLAS INVESTORS II, a
                                   Florida general  partnership

/s/ J. SCOTT MARKHAM               By:  SEOLA II, Ltd., a Florida limited
--------------------------               partnership, its general partner
Name: J. Scott Markham
                                   By:  SEOLA II, Inc., a Florida corporation,
                                        its general partner

/s/ MICHAEL S. FRIEDMAN
--------------------------         By: /s/ Rocco Ferrera
Name: Michael S. Friedman             --------------------------------------
                                      Name:  Rocca Ferrera
                                      Title: Vice-President


                                          Date: October 14, 2004


                                   PURCHASER:

                                   KOGER ACQUISITION, LLC, a Florida
                                   limited liability company

/s/ WILLIAM J. WEDGE               By: /s/ Thomas C. Brockwell
--------------------------            -------------------------------------
Name: William J. Wedge                Name:  Thomas C. Brockwell
                                      Title: Executive Vice President


                                          Date:  , 2004
/s/ JACKIE KARPEN
--------------------------
Name: Jackie Karpen



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